UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors.

On August 7, 2026, ManpowerGroup Inc. (the “Company”) appointed John B. Gibson, Jr. to its Board of Directors, with service to begin on September 1, 2026. The size of the Company’s Board of Directors will increase from ten to eleven directors in connection with the appointment of Mr. Gibson. Mr. Gibson will serve as a member of the People, Culture, and Compensation Committee. Mr. Gibson is the President and Chief Executive Officer of Paychex, Inc.

As a non-employee director of the Company, Mr. Gibson will participate in the same compensation arrangement as the other non-employee directors of the Company, as described in Exhibits 10.5(a) and 10.5(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Under this compensation arrangement, non-employee directors receive (1) an annual cash retainer equal to $120,000 (or, if elected by the director, deferred stock in lieu of all or a portion of the cash retainer), and (2) an annual grant of deferred stock with a grant date fair value of approximately $180,000 (or, if elected by the director, a grant of restricted stock). Mr. Gibson will receive a prorated retainer and annual grant in connection with his service in 2026. Mr. Gibson will also be entitled to receive reimbursement for travel expenses incurred in connection with attending Board of Directors and Committee meetings.

There are no family relationships between Mr. Gibson and any director or executive officer of the Company, and no arrangements or understandings between Mr. Gibson and any other person pursuant to which he was selected as a director. Since January 1, 2025, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Gibson had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company will also enter into an indemnification agreement with Mr. Gibson, which will be in substantially the same form as the indemnification agreements entered into by the Company with each of the Company’s other outside directors. A copy of the indemnification agreement is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated herein by reference.

The press release issued by the Company announcing the appointment of Mr. Gibson is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: August 11, 2026	By:	/s/ Michelle S. Nettles
	Name:	Michelle S. Nettles
	Title:	Chief People and Legal Officer